Exhibit 99.1

Aditxt, Inc. (NASDAQ: ADTX) Regains Compliance with Nasdaq Listing Requirements

Mountain View, California. (April 9, 2025) – Aditxt, Inc. (NASDAQ: ADTX) (“Aditxt” or the “Company”), a social innovation platform dedicated to accelerating promising health innovations, announced today that it received notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has regained compliance with Nasdaq’s minimum bid price requirement under Listing Rule 5550(a)(2). The hearing before the Hearings Panel scheduled to take place on April 22, 2025, has been cancelled. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol ADTX.

“We are pleased to have regained compliance with Nasdaq’s listing requirements. We continue to remain focused on advancing our progress towards addressing autoimmunity, cancer, and other pressing health challenges,” said Amro Albanna, Co-founder and CEO of Aditxt.

About Aditxt

Aditxt, Inc.® is a social innovation platform dedicated to accelerating promising health innovations. Aditxt’s ecosystem of research institutions, industry partners, and shareholders collaboratively drives their mission to “Make Promising Innovations Possible Together.” The innovation platform is the cornerstone of Aditxt’s strategy, where multiple disciplines drive disruptive growth and address significant societal challenges. Aditxt operates a unique model that socializes innovation, ensures every stakeholder’s voice is heard and valued, and empowers collective progress.

For more information, www.aditxt.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses, or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s ability to finance and execute its strategic M&A initiatives; the Company’s ability to obtain the necessary funding and partner to commence clinical trials; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth, and strategies; the Company’s ability to raise additional capital; expected usage of the Company’s ELOC and ATM facilities; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled “Risk Factors” in Aditxt’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Corporate Communications

Jeff Ramson, PCG Advisory

T: 646-863-6893

jramson@pcgadvisory.com